Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.






                            FIBER OPTIC USE AGREEMENT

                                     BETWEEN

                                  FIVECOM, INC.

                                       AND

                       MCI TELECOMMUNICATIONS CORPORATION

                            FIBER OPTIC USE AGREEMENT

                                TABLE OF CONTENTS


ARTICLE                                     TITLE                       PAGE NO.

ARTICLE I         FIVECOM SYSTEM AND MCI FIBERS...............................1

ARTICLE II        SCHEDULE....................................................2

ARTICLE III       ACCEPTANCE..................................................2

ARTICLE IV        DELIVERABLES................................................3

ARTICLE V         TERM AND INDEFEASIBLE RIGHT OF USE..........................4

ARTICLE VI        TERMS OF PAYMENT............................................5

ARTICLE VII       MAINTENANCE AND REPAIR OF THE MCI FIBERS....................5

ARTICLE VIII      WARRANTIES..................................................7

ARTICLE IX        TAXES.......................................................7

ARTICLE X         LIABILITY...................................................8

ARTICLE XI        FORCE MAJEURE...............................................8

ARTICLE XII       PERMITS AND REQUIRED RIGHTS-OF-WAY..........................9

ARTICLE XIII      RELOCATION OF THE FlVECOM SYSTEM AND THE MCI
                  FIBERS......................................................9

ARTICLE XIV       CONDEMNATION...............................................10

ARTICLE XV        USE OF THE MCI FIBERS......................................10

ARTICLE XVI       OWNERSHIP OF THE MCI FIBERS................................10

ARTICLE XVII      RIGHT OF FIRST REFUSAL and OPTION TO LEASE
                  ADDITIONAL DARK FIBERS.....................................11


                                       -I-



ARTICLE XVIII     REGENERATORS...............................................11

ARTICLE XIX       CONFIDENTIALITY............................................11

ARTICLE XX        DEFAULT....................................................12

ARTICLE XXI       NOTICES....................................................12

ARTICLE XXII      ASSIGNMENT; SUCCESSION.....................................13

ARTICLE XXIII     VENDORS....................................................14

ARTICLE XXIV      GOVERNING LAW..............................................14

ARTICLE XXV       DISPUTE RESOLUTION.........................................14

ARTICLE XXVI      LIENS......................................................16

ARTICLE XXVII     MISCELLANEOUS..............................................16

ARTICLE XXVIII    INSURANCE..................................................17

ARTICLE XXIX      ENTIRE AGREEMENT...........................................17



                                    EXHIBITS

EXHIBIT A         MAP OF LOCATION OF MCI FIBERS
EXHIBIT B         TECHNICAL SPECIFICATIONS
EXHIBIT C         ACCEPTANCE TEST PLAN
EXHIBIT D         ACCEPTANCE NOTICE
EXHIBIT E         SPECIFICATIONS
EXHIBIT F         CONSTRUCTION AND MILESTONE SCHEDULE
EXHIBIT G         EMERGENCY MAINTENANCE PROCEDURES
EXHIBIT H         ROUTINE MAINTENANCE STANDARDS
EXHIBIT I         SHELTER EQUIPMENT LAYOUT
EXHIBIT J         CONFIDENTIALITY AGREEMENT


                                      -II-

                            FIBER OPTIC USE AGREEMENT


         THIS AGREEMENT (hereinafter referred to as the "Agreement") made and entered into as of the 2nd day of January, 1997, by and between FiveCom, LLC (hereinafter referred to as "FiveCom"), a Massachusetts corporation, having an office at 391 Totten Pond Road, Suite 401, Waltham, MA 021541 and MCI TELECOMMUNICATIONS CORPORATION (hereinafter referred to as "MCI"), a Delaware corporation, having an office at 1133 19th Street, N.W., Washington, D.C. 20036.

         WHEREAS, MCI is in the business of providing long distance telecommunications services: and

         WHEREAS, MCI desires to utilize FiveCom's fiber optic access services for the purpose of providing telecommunications services and FiveCom is willing to provide its fiber optic access services to MCI for that purpose;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto hereby expressly agree as follows:


         ARTICLE I     FIVECOM SYSTEM AND MCI FIBERS

         1.1 FiveCom will construct and install four (4) True Wave dark optical fibers between the Lightwave Distribution Frame at MCI's Nashua NH terminal, One Indian Head Plaza, Suite 517 and the Lightwave Distribution Frame at MCI's Portland, ME Terminal at 1 City Center, 4th Floor including any connectors thereto as depicted in Exhibit A, attached hereto. Four (4) AT&T True Wave dark fibers will be dedicated to MCI's use along the cable system (the "MCI Fibers").

         1.2 The MCI Fibers shall be provided to MCI in accordance with the technical specifications (hereinafter referred to as the "Specifications") set forth in Exhibit B, attached hereto and incorporated herein. FiveCom shall comply in all material respects with any and all applicable building, construction and safety codes for the construction and installation of the MCI Fibers as well as any and all other applicable federal, state and local laws, codes, ordinances, statutes and regulations.

         1.3 The MCI Fibers shall be 100% diverse with a minimum of twenty-five
(25) feet separation from existing AT&T and Sprint fiber optic facilities.

         1.4 MCI shall allow FiveCom to construct the MCI Fibers into MCI's facilities, and shall provide all electricity, sanitary facilities and other utilities at its locations as FiveCom may reasonably require to provide safe and convenient working

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


conditions for its personnel for the installation of the MCI Fibers into MCI's locations and for the maintenance and repair of the MCI Fibers. FiveCom shall have no responsibility for any damage or loss to the MCI Fibers or any portion or component thereof which is on or in an MCI location, either before or after installation, if such damage or loss results from a fire, other casualty, theft, mysterious disappearance, vandalism or condemnation.

         ARTICLE II     SCHEDULE

         2.1 FiveCom shall use its best efforts to complete construction and installation and have the MCI Fibers ready for testing no later than April 1, 1997.

         2.2 In the event the MCI Fibers are not made available for MCI testing by April 1, 1997 then, MCI, in its sole discretion, may deduct the sum of [**] from the monthly payment described in Article VI for each day beyond April 1, 1997, that the MCI Fibers are not ready for testing. This deduction will be taken as a credit on the front end of the contract. In the event the MCI Fibers are not made available for testing by June 1, 1997, MCI may choose to continue the [**] deduction or to terminate this agreement.

         ARTICLE III     ACCEPTANCE

         3.1 Upon installation of the MCI Fibers, FiveCom shall conduct acceptance tests in accordance with the Acceptance Test Plan ("ATP") described in Exhibit C attached hereto and incorporated herein. FiveCom shall provide MCI with written notice of the commencement of the acceptance testing at least seven
(7) days prior to said commencement date. MCI shall have the right, at its sole expense, to have a person or persons present to observe any tests conducted by FiveCom as a part of the ATP. Within ten (10) days of the conclusion of the acceptance testing, FiveCom shall provide MCI with certified test results in accordance with the ATP. In the event MCI does not have observers present at the time FiveCom conducts the acceptance tests, the results of the tests conducted thereunder as certified by FiveCom to MCI shall be deemed valid and binding upon MCI and the MCI Fibers shall be deemed unconditionally accepted by MCI upon receipt of the certified test results and MCI shall provide a written Acceptance Notice within ten (10) days of receipt of such certified test results, provided such certified test results are within the parameters of the Specifications.

         3.2 In the event MCI has observers present to witness the acceptance tests, MCI and FiveCom shall then jointly evaluate the measured results of the tests section by section. If the measured test results are within the parameters of the

Specifications, then and in such event, MCI shall unconditionally accept the test results and the MCI Fibers and provide a written Acceptance Notice.


         3.3 In the event the measured test results are not within the parameters of the Specifications, then within ten (10) days of its receipt of the certified results from FiveCom, MCI shall notify FiveCom in writing that such results are unacceptable and shall specify in reasonable detail the portions of the MCI Fibers that are not within the parameters of the Specifications. Thereupon, FiveCom shall use its best efforts to take such action as shall be necessary to bring the operating standards of the unacceptable portions of the MCI Fibers within the parameters of the Specifications. If FiveCom shall not have completed corrective action and brought the operating standards of such portions of the MCI Fibers within the parameters of the Specifications within thirty (30) days of said written notice from MCI that such measured test results are unacceptable, MCI shall have the right to undertake, on its own behalf, any corrective action necessary to bring the operating standards of the MCI Fibers within the parameters of the Specifications, in which event FiveCom shall reimburse MCI for any and all reasonable direct costs expended by MCI therefor. Upon completion of corrective action by MCI or FiveCom, MCI shall provide FiveCom with an Acceptance Notice within ten (10) days of completion of such corrective action.

         3.4 Upon acceptance by MCI of all the optical fiber strands comprising the MCI Fibers, the MCI Fibers shall be deemed to be installed by FiveCom in accordance with the Specifications, and FiveCom shall have no further liability therefor, except as provided for under the provisions of Articles VII and VIII, herein.

         3.5 Upon successful completion of the ATP and acceptance of the MCI Fibers by MCI, MCI shall provide FiveCom with an "Acceptance Notice" within any applicable period specified by this Article III in the form attached hereto as Exhibit D. The date of acceptance set forth in the Acceptance Notice shall be hereinafter referred to as the "Acceptance Date." In no event will MCI be required to supply such Acceptance Notice sooner than sixty (60) days after the beginning of acceptance testing by MCI. In the event MCI fails to provide the Acceptance Notice or fails to specify the Acceptance Date, the Acceptance Date shall be deemed to be the date of acceptance as determined pursuant to this
Article III or, in the event a date of acceptance is not specified, the Acceptance Date shall be deemed to be the last day of any Acceptance Notice period required by this Article III. Upon execution, the Acceptance Notice shall be attached to this Agreement as Exhibit D and shall be incorporated herein by reference.


         ARTICLE IV        DELIVERABLES

         4.1 In accordance with the time frame set forth in Subarticle 4.2, herein, FiveCom shall deliver to MCI complete documentation regarding the as-built condition of the MCI Fibers. This documentation (hereinafter referred to as the "Deliverables") shall consist of the following:

                  (a) As-Built Drawings prepared in accordance with the specifications set forth in Exhibit E, attached hereto and incorporated herein.

                  (b) Names of all manufacturers whose optical fiber cable, associated splices and other equipment are used in installing and providing the MCI Fibers.

                  (c) Technical specifications of the optical fiber cable; associated splices and other equipment used in installing and providing the MCI Fibers.

                  (d) List of names and 7 X 24 telephone numbers for FiveCom personnel responsible for maintaining and repairing the MCI Fibers.

                  (e) For purposes of tracking the progress of the construction activities associated with the MCI fiber, FiveCom shall develop a milestone schedule, which shall be attached hereto as Exhibit "F".

         4.2 The Deliverables shall be supplied within thirty (30) days after the Acceptance Date, provided, however, 4.1(d) & (e) shall be supplied upon execution of the Agreement. FiveCom shall provide five (5) copies of the Deliverables to MCI.


         ARTICLE V     TERM AND INDEFEASIBLE RIGHT OF USE

         5.1 Unless sooner terminated in accordance with the terms of this Agreement, FiveCom hereby grants to MCI an Indefeasible Right of Use ("IRU") in the MCI Fibers for an initial term of twenty (20) years (hereinafter referred to as the "Initial Term"), commencing on the Acceptance Date.

         5.2 MCI shall have the option to renew this Agreement for one (1) ten
(10) year period (the Extension term) commencing at the expiration of the Initial Term, the lease rate for the extension term shall be negotiated by the parties, but will in no event be more than the then prevailing market rate on the system for dark fibers excluding any amortization for system construction costs.

         5.3 Notwithstanding any provision contained in this Agreement to the contrary, at any time after the Acceptance Date, and after having satisfied the

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

provisions of ARTICLE VI, MCI shall have the option, in its sole discretion and for any reason, to terminate this Agreement upon one hundred eighty (180) days' prior written notice to FiveCom.


         ARTICLE VI     TERMS OF PAYMENT

         6.1 The lease rate for the MCI Fibers will be [**] per month. The first payment will be due forty-five (45) days after the Acceptance Date.


         6.2 FiveCom agrees that the monthly lease rate for the MCI Fibers [**]. Should FiveCom contract to [**]. FiveCom and MCI shall promptly thereafter execute an appropriate amendment to this Agreement [**].


         ARTICLE VII     MAINTENANCE AND REPAIR OF THE MCI FIBERS

         7.1 All routine maintenance and repair functions and emergency maintenance and repair functions, including "one-call" responses and cable locate services, for the MCI Fibers shall be performed by or under the direction of FiveCom, at FiveCom's sole cost and expense. MCI shall have the right to have an employee or representative available, at MCI's sole cost and expense, to assist FiveCom in any maintenance or repair of the MCI Fibers. FiveCom shall use best efforts to provide MCI with forty-eight (48) hours advance notice for all routine maintenance and repair functions by notifying MCI's national transmission surveillance center at 1-800-873-7366. In the event of an emergency, similar notice shall be given to MCI as soon as the emergency is discovered.

         7.2 (a) Emergency Maintenance. FiveCom shall use best efforts to respond to any failure, interruption or impairment in the operation of the MCI Fibers within two (2) hours after receiving a report from MCI of any such failure, interruption or impairment and MCI reserves the right to have a representative present to assist in any maintenance or repair. FiveCom recognizes that MCI company objective is to have all fibers restored within six
(6) hours of any failure, interruption or impairment and FiveCom will use its best efforts to accomplish this objective. When trouble is encountered on the MCI Fibers, MCI, to assist FiveCom in its maintenance activities, will diagnose the trouble through OTDR testing, if possible, and ascertain and notify FiveCom of the location address to the nearest cross street. FiveCom shall use its best efforts to perform maintenance and repair to correct any failure, interruption or impairment in the operation of the MCI Fibers in accordance

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


with the procedures set forth in Exhibit G attached hereto and incorporated herein. In the event FiveCom fails to perform any necessary Emergency Maintenance in accordance with the procedures set forth in Exhibit G, MCI shall have the right, with notice to FiveCom, but not the obligation, to immediately undertake such Emergency Maintenance of the MCI Fibers, at FiveCom's sole cost and expense.

                  (b) Routine Maintenance. FiveCom will schedule and perform specific periodic maintenance and repair checks and services, as set forth in FiveCom's Routine Maintenance Standards, attached hereto as part of Exhibit H, from time to time on the MCI Fibers, at FiveCom's reasonable discretion, upon adequate advance notice to MCI, or at MCI's reasonable request. MCI may request reasonable Routine Maintenance by delivering to FiveCom, not more than twice per agreement year, for FiveCom's approval, a statement detailing the maintenance checks and services MCI desires to be performed on the MCI Fibers. In the event FiveCom fails to perform any Routine Maintenance in accordance with FiveCom's Routine Maintenance Standards, after written notice by MCI, MCI shall have the right, but not the obligation, to undertake such Routine Maintenance of the MCI Fibers, at FiveCom's sole cost and expense, using contractors pre-approved by FiveCom.

                  (c) MCI shall receive a credit ("Outage Credit") against the fiber lease rate owed FiveCom hereunder in the event that the MCI Fibers do not operate within the parameters of the Specifications. The Outage Credit shall be equal to the proportionate amount of lease fee, for the fibers out of compliance, paid by MCI for the duration of the noncompliance, as measured from the time MCI notifies FiveCom of the problem until the time FiveCom, or MCI in the event of self help, has corrected the problem. The Outage Credit shall be [**] for each hour or portion thereof of noncompliance.

         7.3 In the event FiveCom, or others acting in FiveCom's behalf, after written notice to MCI, at any time during the term of this Agreement discontinues maintenance and/or repair of the MCI Fibers, MCI, or others acting in MCI's behalf, shall have the right, but not the obligation, to thereafter provide for the maintenance and repair of the MCI Fibers, at FiveCom's sole cost and expense. Any such discontinuance shall be upon no less than six (6) months' prior written notice to MCI. In the event of such discontinuance, FiveCom shall obtain for MCI, or others acting in MCI's behalf, adequate access to the Rights-of-Way (as hereinafter defined) on or within which the MCI Fibers are located, for the purpose of permitting MCI, or others acting in MCI's behalf, to undertake such maintenance and repair of the MCI Fibers.

         7.4 In the event all or any part of the MCI Fibers shall require replacement during the Initial Term of this Agreement, such replacement shall be made as soon as reasonably practical, at FiveCom's sole cost and expense. If replacement of the MCI Fibers is required in accordance with the preceding sentence, FiveCom shall give MCI

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


written notice of such replacement as soon as reasonably practical before the replacement optical fiber cable is ordered from the manufacturer. MCI shall have the option, in its sole discretion, to be exercised by written notice to FiveCom within twenty (20) days of MCI's receipt of notice from FiveCom to: (a) accept the proposed replacement optical fiber cable per Specifications or; (b) increase the number of optical fiber strands to be installed in such new cable for MCI's use at MCI's incremental cost.


         ARTICLE VIII     WARRANTIES

         8.1 FiveCom warrants for the Initial Term of this Agreement, that the FiveCom System shall: (a) be in full compliance with and operate within the parameters of the Specifications, and (b) be fit to perform as an optical fiber cable system; provided, however, that such warranties shall in no way be deemed to be a limitation on or in derogation of FiveCom's obligations under Article VII, herein. Any maintenance or repairs to the FiveCom System required as a result of a breach of the foregoing warranties shall be performed at FiveCom's sole cost and expense.

         8.2 FiveCom represents and warrants to MCI that it has full Corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by FiveCom have been duly and validly authorized by all necessary Corporate action on the part of FiveCom

         8.3 MCI represents and warrants to FiveCom that it has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by MCI have been duly and validly authorized by all necessary corporate action on the part of MCI.


         ARTICLE IX     TAXES

         9.1 [**] taxes and franchise, license and permit [**] and/or [**] and/or the physical location and construction thereof in, on, across, along or through public or private roads, highways or rights-of-way.

         9.2 If at any time during the Initial Term a federal, state or local government authority seeks to impose any new taxes, franchise, license or permit fees on FiveCom because of FiveCom's provision of the MCI Fibers pursuant to this Agreement, FiveCom shall be responsible, at its sole expense, for paying such charges either with or without a protest to the appropriate administrative jurisdiction or administrative forum.


         ARTICLE X     LIABILITY

         10.1 Neither MCI nor FiveCom shall be liable to the other for any indirect, special, punitive or consequential damages (including, but not limited to, any claim from any customer for loss of services) arising under this Agreement or from any breach or partial breach of the provisions of this Agreement or arising out of any act or omission of either party hereto, its employees, servants, contractors and/or agents. Both FiveCom and MCI shall use their best efforts to include in any agreement with any third party relating to the use of the FiveCom System or the MCI Fibers a waiver by such third party of any claim for indirect, special, punitive or consequential damages (including, but not limited to, any claim from any client or customer for loss of services) arising out of or as a result of any act or omission by either party hereto, its employees, servants, contractors and/or agents.

         10.2 Each party hereto agrees to indemnify, defend, protect and save the other harmless from and against any claim, damage, loss, liability, cost and expense (including reasonable attorney's fees) in connection with any personal injury, including death, loss or damage to any property, or facilities of any party (including FiveCom, MCI or any other party operating or using any part of the FiveCom System or the MCI Fibers) arising out of or resulting in any way from the acts or omissions to act, negligent or otherwise, of such party, its employees, servants, contractors and/or agents in connection with the exercise of its rights and obligations under the terms of this Agreement or any breach by such party of any obligation contained herein.

         10.3 Nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages, including consequential damages, against any third party based on any acts or omissions of such third party as such acts or omissions may affect the construction, operation or use of the MCI System or the MCI Fibers; provided, however, that each party hereto shall assign such rights or claims, execute such documents and do whatever else may be reasonably necessary to enable the injured party to pursue any such action against such third party.


         ARTICLE XI     FORCE MAJEURE

         11.1 The obligations of the parties hereto are subject to force majeure and neither party shall be in default under this Agreement if any failure or delay in performance is caused by strike or other labor problems; accidents; acts of God; fire; flood; adverse weather conditions; material or facility shortages or unavailability not resulting from such party's failure to timely place orders therefore; lack of transportation; the imposition of any governmental codes, ordinances, laws, rules, regulations or restrictions; condemnation or the exercise of rights of eminent domain; war or civil disorder; or any other cause beyond the reasonable control of either party hereto; provided, however, that the incidence of strikes or other labor unrest shall not delay commencement of the running of time periods which must expire before MCI shall be entitled to itself take corrective action under the terms of this Agreement; provided, further, however, that delays in FiveCom securing the necessary Rights-of-Way for installation of the MCI Fibers shall not be deemed to be a force majeure, such delays being otherwise provided for in Article XII, herein.


         ARTICLE XII     PERMITS AND REQUIRED RIGHTS-OF-WAY

         12.1 FiveCom represents that, to the best of its knowledge and belief, FiveCom owns, has obtained or can and will obtain all rights, licenses, franchises, governmental regulatory approvals, authorizations, rights-of-way, permits and other agreements necessary for the use of poles, conduit, cable, wire or other physical plant facilities, as well as any other such rights, licenses, authorizations, rights-of-way and other agreements necessary for the installation and use of the MCI Fibers (all of which are herein collectively referred to as the "Rights-of-Way"). It is expressly understood that FiveCom's obligations under this Agreement are conditioned upon and shall in all respects be subject to the continuation or acquisition of such Rights- of-Way. FiveCom shall use its best efforts to obtain or to cause such Rights-of-Way to remain effective through the Initial Term of this Agreement. MCI will be notified in writing by FiveCom concerning any delays in obtaining any approval described in 12.1.


         ARTICLE XIII     RELOCATION OF THE FlVECOM SYSTEM AND THE
                          MCI FIBERS

         13.1 If, for any reason, FiveCom is required by any third party, including, but not limited to, a governmental entity, to relocate any of the facilities used or required in providing the FiveCom System and the MCI Fibers, FiveCom shall give MCI at least sixty (60) days' (or such lesser period of notice that FiveCom may have received) prior written notice of any such relocation and MCI shall be entitled to terminate this Agreement, in accordance with the provisions, excluding the notification period, of Subarticle 5.3, herein, by giving at least thirty (30) days' prior written notice to FiveCom. In the event this Agreement is not terminated, FiveCom shall relocate the MCI Fibers and, to the extent FiveCom is not reimbursed for the cost of such relocation by a third party, governmental entity or otherwise, FiveCom shall be responsible for all the costs associated with the relocation of the MCI Fibers. If FiveCom desires, for any other reason, to relocate any of the facilities used or required in providing the MCI Fibers, such relocation shall be undertaken at FiveCom's sole cost and expense.


         ARTICLE XIV     CONDEMNATION

         14.1 In the event any portion of the FiveCom System and/or the MCI Fibers, or the Rights-of-Way in or upon which they shall have been installed, become the subject of a condemnation proceeding which is not dismissed within one hundred eighty (180) days of the date of filing of such proceeding and which could reasonably be expected to result in a taking, by any governmental agency or other party cloaked with the power of eminent domain for public purpose or use, then and in such event, it is agreed that MCI shall be entitled to terminate this Agreement by giving at least thirty (30) days' prior written notice to FiveCom and, in that event, both parties shall be entitled, to the extent permitted under applicable law, to participate in any condemnation proceedings to seek to obtain compensation by either joint or separate awards for the economic value of their respective interests.

         14.2 Upon its receipt of a formal notice of condemnation or taking, FiveCom shall notify MCI immediately of any condemnation proceeding filed against the MCI System, including the MCI Fibers, or the Rights-of-Way in or upon which the MCI Fibers shall have been installed. FiveCom shall also notify MCI of any similar threatened condemnation proceeding and agrees not to sell the MCI Fibers or Rights-of-Way to such acquiring agency, authority or other party in lieu of condemnation without prior written notice to MCI.

         14.3 If the taking or condemnation requires relocation of the MCI Fibers, FiveCom shall use its best efforts to obtain an alternative route over which the MCI Fibers may be relocated, at no cost to MCI.


         ARTICLE XV     USE OF THE MCI FIBERS

         15.1 MCI shall not use the MCI Fibers in any way which fails to comply with any applicable federal, state or local code, ordinance, law, rule, regulation or restriction or any policy of insurance.


         ARTICLE XVI     OWNERSHIP OF THE MCI FIBERS

         16.1 MCI shall have an undivided right of use of the MCI Fibers. FiveCom shall have an undivided, absolute and legal title to ownership in the MCI Fibers.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         16.2 Except as otherwise provided in this Agreement, MCI shall not represent to any third party that any party other than FiveCom is the legal owner of the MCI Fibers. FiveCom acknowledges that MCI has contracted for the purchase of an IRU in the MCI Fibers and agrees that it will not take any action which is inconsistent with MCI's said position.


         ARTICLE XVII     [**]OPTION TO LEASE ADDITIONAL DARK FIBERS

         FiveCom hereby grants [**] an Option to License additional dark fibers to MCI upon the following terms and conditions:

         17.1 [**] on the MCI route detailed in Exhibit A, FiveCom shall provide [**] received by FiveCom, at any time [**]. In the event MCI [**] during that period, [**].
In the event FiveCom [**].

         17.2 In addition [**], MCI shall also have the option to use an additional four (4) fibers along the MCI route detailed in Exhibit A, at any time throughout the term of this agreement, including any extension terms, by paying consideration equal to the prevailing market rate for dark fiber licenses on the FiveCom System.


         ARTICLE XVIII     REGENERATORS

         18.1 FiveCom shall provide MCI with secure separate caged shelter space for placement of its electronics equipment at the two (2) regenerator sites located at Manchester and Dover with 7/24 unescorted access. The Shelter Equipment Layout is as identified in Exhibit I. MCI shall pay FiveCom for all incremental actual costs associated with providing MCI with secure separate shelter space and access. Such cost shall not exceed [**].

         18.2 FiveCom will provide MCI with a minimum of twelve (12) hour battery backup and generator power at each regenerator site.


         ARTICLE XIX     CONFIDENTIALITY

         18.1 The Parties executed a Confidentiality Agreement on
________________, attached hereto as Exhibit J. Both parties acknowledge and agree that the terms of that Confidentiality Agreement apply to and are binding as to this Agreement in all respects.


         ARTICLE XX     DEFAULT

         20.1 MCI shall not be in default under this Agreement, or in breach of any provision hereof unless and until FiveCom shall have given MCI written notice of such breach and MCI shall have failed to cure the same within thirty
(30) days after receipt of such notice; provided, however, that where such breach cannot reasonably be cured within such thirty (30) day period, if MCI shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such breach shall be extended for such period of time as may be necessary to complete such curing. Upon the failure by MCI to timely cure any such breach after notice thereof from FiveCom, FiveCom shall have the right, in its sole discretion, to take such action as it may determine, to be necessary to cure the breach or to terminate this Agreement upon written notice to MCI.

         20.2 FiveCom shall not be in default under this Agreement or in breach of any provision hereof unless and until MCI shall have given FiveCom written notice of such breach and FiveCom shall have failed to cure the same within thirty (30) days after receipt of such notice; provided, however, that where such breach cannot reasonably be cured within such thirty (30) day period, if FiveCom shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such breach shall be extended for such period of time as may be necessary to complete such curing. Upon the failure by FiveCom to timely cure any such breach after notice thereof from MCI, MCI shall have the right in its sole discretion to take such action as it may determine, to be necessary to cure the breach or to terminate this Agreement.

         20.3 No remedy provided for herein is intended to be exclusive, but each remedy shall be cumulative and in addition to and may be exercised concurrently with any other remedy available to FiveCom or MCI at law or in equity.


         ARTICLE XXI     NOTICES

         21.1 Unless otherwise provided herein, all notices and communications concerning this Agreement shall be in writing and addressed as follows:


         If to FIVECOM:

                  FiveCom, Inc,
                  391 Totten Pond Road, Suite 401
                  Waltham, MA 02154-2014
                  Attention:        Michael A. Musen
                  Facsimile Number:  (617) 890-8404

         If to MCI: (One copy each to)

                  MCI Telecommunications Corporation
                  2400 North Glenville Drive
                  Richardson Texas 75082
                  Attention:        Law and Public Policy
                                    Network and Facilities
                  Facsimile Number:  (972) 918-6927

         and

                  MCI Telecommunications Corporation
                  2270 Lakeside Drive
                  Richardson, Texas 75082
                  Attention:        Director, Systems Development
                  Facsimile Number:  (972) 458-5888

or at such other address as may be designated in writing to the other party.

         21.2 Unless otherwise provided herein, notices shall be sent by certified U.S. Mail, return receipt requested, or by commercial overnight delivery service, or by facsimile, and shall be deemed delivered: if sent by U.S. Mail, five (5) days after deposit; if sent by facsimile, upon verification of receipt; or, if sent by commercial overnight delivery service, one (1) business day after deposit.


         ARTICLE XXII     ASSIGNMENT; SUCCESSION

         22.1 Except as provided in this Subarticle 22.1, MCI shall not assign or otherwise transfer this Agreement, in whole or in part, to any other party without the prior written consent of FiveCom, which consent shall not be unreasonably withheld or delayed; provided, however, that without such consent, MCI shall have the right to assign, sublet or otherwise transfer this Agreement, in whole or in part, to any parent, subsidiary or affiliate of MCI which shall control, be under the control of or be under common control with MCI, or any corporation which purchases all or substantially all of the assets of MCI. Any assignee or transferee shall continue to perform the MCI obligations to FiveCom under this Agreement. It will be reasonable for FiveCom to take into consideration the financial stability and ability to pay of any assignee.

         22.2 Except as provided in this Subarticle 22.2, FiveCom shall not assign or otherwise transfer this Agreement, in whole or in part, to any other party without the prior written consent of MCI, which consent shall not be unreasonably withheld or delayed. It is expressly understood that MCI shall not consent to any such assignment if MCI has reasonably determined that the proposed assignee lacks appropriate financial viability and technical capabilities suitable for providing maintenance and repair of the MCI Fibers and is incapable of performing FiveCom's obligations under this Agreement to MCI'S satisfaction. Notwithstanding the foregoing provisions of this Subarticle 22.2, FiveCom shall have the right, without MCI's consent, to assign or otherwise transfer this Agreement to any parent, subsidiary or affiliate of FiveCom which shall control, be under the control of or be under common control with FiveCom, or any corporation which purchases all or substantially all of the assets of FiveCom. Any assignee or transferee shall continue to perform the FiveCom obligations to MCI under the terms of this Agreement.

         22.3 Subject to the provisions of this Article XXII, this Agreement, and each of the parties' respective rights and obligations hereunder, shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.


         ARTICLE XXIII     VENDORS

         23.1 MCI shall have the right to review FiveCom's list of proposed vendors/suppliers/manufacturers of materials to be used in the installation and construction of the MCI Fibers.


         ARTICLE XXIV      GOVERNING LAW

         24.1 This Agreement shall be interpreted and construed in accordance with the internal laws of the State of New York without giving effect to its principles of conflicts of laws.


         ARTICLE XXV     DISPUTE RESOLUTION

         25.1 It is the intent of MCI and FiveCom that any disputes which may arise between them, or between the employees of each of them, be resolved as quickly as possible. Quick resolution may, in certain circumstances, involve immediate decisions made by the parties' representatives. When such resolution is not possible, and depending upon the nature of the dispute, the parties hereto agree to resolve such disputes in accordance with the provisions of this
Article XXV.

         25.2 FiveCom and MCI shall each designate, by separate letter, representatives as points of contacts and decision making for the design, construction, installation and testing phases of the MCI Fibers, said letters to be furnished by each party to the other within thirty (30) days from the date of this Agreement. Any disputed issues arising during the design, construction, installation and testing phases of the MCI Fibers shall in all instances be initially referred to the parties' designated representatives. The parties' designated representatives shall render a mutually agreeable resolution of the disputed issue, in writing, within seventy-two (72) hours of such referral.

         25.3 Any claims or disputes arising under the terms and provisions of this Agreement or any claims or disputes which the parties' representatives are unable to resolve within the seventy-two (72) hour time period specified in Subarticle 25.2, herein, shall be presented by the claimant in writing to the other party within five (5) business days alter the circumstances which gave rise to the claim or dispute took place or become known to the claimant, whichever is later. The written notice shall contain a concise statement of the claim or issue in dispute, together with relevant facts and data to support the claim.

         25.4 Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation, shall be settled by binding arbitration in accordance with the J.A.M.S./ENDISPUTE Arbitration Rules and Procedures ("Endispute Rules"). The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise. Each party shall bear the cost of preparing and presenting its case. The parties agree that this provision and the Arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Article 25.4, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The Arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

         25.5 FiveCom shall continue to provide the MCI Fibers pursuant to this Agreement during the proceedings and litigation described in 25.4 and MCI shall continue to make payments in accordance with this Agreement.


         ARTICLE XXVI     LIENS

         26.1 In the event the MCI Fibers become subject to any mechanics', artisans' or materialmen's lien, or other encumbrance chargeable to or through FiveCom which interfere with the MCI Fibers or MCI's use of and IRU in the MCI Fibers, FiveCom shall promptly cause such lien or encumbrance to be discharged and released of record (by payment, posting of bond, court deposit or other means) without cost to MCI and shall indemnify MCI against all costs and expenses (including reasonable attorney's fees) incurred in discharging and releasing such lien or encumbrance; provided, however, that if any such lien or encumbrance is not so discharged and released within thirty (30) days after written notice by MCI to FiveCom, then MCI may pay or secure the release or discharge thereof at the expense of FiveCom.

         26.2 In the event the FiveCom System becomes subject to any mechanics', artisans' or materialmen's lien, or other encumbrances chargeable to or through MCI which interfere with the MCI Fibers or the FiveCom System, MCI shall promptly cause such lien or encumbrance to be discharged and released of record (by payment, posting of bond, court deposit or other means) without cost to FiveCom and shall indemnify FiveCom against all costs and expenses (including reasonable attorney's fees) incurred in discharging and releasing such lien or encumbrance; provided, however, that if any such lien or encumbrance is not so discharged and released within thirty (30) days after written notice by FiveCom to MCI, then FiveCom may pay or secure the release or discharge thereof at the expense of MCI.


         ARTICLE XXVII     MISCELLANEOUS

         27.1 The headings of the Articles in this Agreement are strictly for convenience and shall not in any way be construed as amplifying or limiting any of the terms, provisions or conditions of this Agreement.

         27.2 In construction of this Agreement, words used in the singular shall include the plural and the plural the singular, and "or" is used in the inclusive sense, in all cases where such meanings would be appropriate.

         27.3 In the event any term of this Agreement shall be held invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such term nor the validity of the remaining terms of this Agreement shall in any way be affected thereby.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


         27.4 This Agreement may be amended only by a written instrument executed by the party against whom enforcement of the modification is sought.

         27.5 No failure to exercise and no delay in exercising, on the part of either party hereto, any right, power or privilege hereunder shall operate as a waiver hereof, except as expressly provided herein.


         ARTICLE XXVIII     INSURANCE

         28.1 Each party or its affiliates shall, at its own expense, secure and maintain in force, throughout the term of this Agreement, General Liability Insurance, with competent and qualified issuing insurance companies, including the following coverages: Product Liability, Hazard of Premises/Operations (including explosion, collapse and underground coverages); Independent Contractors; Products and Completed Operations; Blanket Contractual Liability (covering the liability assumed in this Agreement); Personal Injury (including death); and Broad Form Property Damage in policy or policies of insurance such that the total available limits to all insured will not be less than [**] Combined Single Limit for each occurrence and [**] aggregated for each annual period. Such insurance may be provided in policy or policies, primary and excess, including the so-called Umbrella or Catastrophe forms. All policies required by this Subarticle 28.1 shall, to the extent possible, be endorsed to show the other party, as additional insured, as their interests may appear; require the insurance companies to notify the other party at least thirty (30) days prior to the effective date of any cancellation or material modification of such policies; and shall specify that the policy shall apply without consideration for other policies separately carried and shall state that each insured is provided coverage as though a separate policy had been issued to each, except the insurer's liability shall not be increased beyond the amount for which the insurer would have been liable had only one insured been covered and only one deductible shall apply regardless of the number of insured covered. The parties shall also carry such insurance as will protect it from all claims under any Worker's Compensation laws in effect that may be applicable to it. The undertaking with respect to insurance shall not relieve either party of its obligation in Article X.


         ARTICLE XXIX     ENTIRE AGREEMENT

         29.1 This Agreement, and any Exhibits attached hereto or to be attached hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior negotiations, understandings and agreements with respect hereto, whether oral or written.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


ATTEST:                                       MCI TELECOMMUNICATIONS
                                              CORPORATION


By:_______________________________            By: /s/__________________________
     Name:        Richard Strom                   Name:
     Title:       Assistant Secretary             Title:

(Corporate Seal)


ATTEST:                                       FIVECOM, INC.



By: /s/ William F. Fennell                    By: /s/ Victor Colantonio
    -----------------------------------           ------------------------------
    Name:        William F. Fennell               Name:        Victor Colantonio
    Title:       Corp. Controller/CFO             Title:       President

(Corporate Seal)

                                    EXHIBIT A

                          MAP OF LOCATION OF MCI FIBERS

                                    EXHIBIT B

                            Technical Specifications


1. The maximum bi-directional average splice loss shall not exceed 0.1 dB.

2. At each spice point, sheathing shall be bonded to a ground of not greater than 20 Ohms.

3. All splices shall be sealed in water proof splice enclosures.

4. Between the wavelengths of 1300 nm and 1320 nm, fiber attenuation shall not exceed 0.4 dB/km for standard single-mode fiber and shall not exceed 0.5dB/km for True Wave, for temperatures between -40 and +65C.

5. Between the wavelengths of 1540 nm and 1560 nm, fiber attenuation shall not exceed 0.3 dB/nm for temperatures between -40 and +65C and shall not exceed 0.25 dB/nm for True Wave.

6. The wavelength of zero fiber dispersion shall be between 1300 nm and 1320 nm for unshifted single-mode fiber. The wavelength of zero fiber dispersion shall be between 1535 nm and 1565 nm for True Wave. The slope of the dispersion curve at the wavelength of zero dispersion shall not exceed .10ps/nm/km.

7. The fiber dispersion at a wavelength of 1500 nm shall not exceed 5 ps/(nm*km).

8. The fiber cut-off wavelength shall be less than 1330 nm and greater than 1130 nm.

9. Fiber attenuation shall be uniform along its entire cable length. Attenuation discontinuities shall not exceed .1dB at either 1300 nm or 1550 nm as measured at any point along the fiber.

                                    EXHIBIT C

                              Acceptance Test Plan


FiveCom and MCI will conduct the following tests as part of its Acceptance Test
Plan:

1.       Non-destructive Attenuation Tests (End-to-End)
2.       Optical Time Reflectometer Tests (OTDR)

Fiber acceptance testing will be performed to ensure that the MCI fibers will operate within the parameters of the Specifications set forth in Exhibit B to this Agreement.

More specifically, fiber acceptance testing will include the following:

1)       Continuity/Uniformity Tests:

All fibers shall be tested bi-directionally at 1310 nm or 1550 nm, as applicable, with an OTDR; the subsequent traces shall be inspected for end-to-end continuity and for uniform attenuation. These traces will be stored on diskette and will be compatible with laser precision PC-OTDR software.

2)       Optical Length

The OTDR will be used to determine the end-to-end optical length of the cable.

3)       Splice Loss:

Splice loss will be measured bi-directionally with an OTDR using the Splice Loss average method. The average splice loss shall be the measurement for splice loss set forth in Exhibit B to this Agreement.

4)       End-to-End Loss

Using a light source and a power meter, the bi-directional, connector-to-connector attenuation will be measured for each fiber at 1310 nm and 1550 nm, as applicable. The acceptance average attenuation per kilometer on a per span basis shall be the attenuation set forth in Exhibit B to this Agreement.

                                    EXHIBIT D

                                Acceptance Notice


Reference:        That certain Fiber Optic Use Agreement between MCI
Telecommunications Corporation and FiveCom, LLC dated _______________.

This notice is provided in connection with Article III of the above referenced agreement.

The MCI System has been accepted as of _____________________________.


MCI TELECOMMUNICATIONS CORPORATION



By:_________________________________________
                (Signature)


Name:______________________________________
           (Type or Print Name)

                                    EXHIBIT E

                         As-Built Drawing Specifications


FiveCom shall deliver As-built drawings in Microstation 5.0, or current release, in either Autocadd or DXF format in addition to five (5) 11" by 17" hard copies.

At a minimum, FiveCom's As-built drawings will include:

1.       A route diagram that illustrates the location of the:

         End Locations
         Splice Locations
         Repeater Locations

2. Manufacturer, type of cable, fiber count, and reel numbers.

3. A summary of distances between the locations listed above and offset of cable in relation to fixed objects.

4. The type of cable construction between locations (buried, aerial, conduit) and any typicals or details needed for the specified type of construction.

5. Any geographical information deemed necessary to further clarify the route.

6. Detailed route information that includes:

         Street, road and highway names
         Railroad and major highway crossings
         Bridge Crossings
         Manhole and pole identification
         Pole-to-pole distances in feet
         Manhole-to-manhole distances in feet
         Distances along or between any other attachment points on the route New conduit, manhole, and pole installations
         Building riser and lateral conduit locations, if any

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT F

--------------------------------------------------------------------------------------------------------------------
        Task                                         Duration       Start          Finish        Predecessor
--------------------------------------------------------------------------------------------------------------------
1       [**]                                              46        10/28/96       12/30/96
--------------------------------------------------------------------------------------------------------------------
2                                 OPGW Construction       15        10/28/96       11/15/96
--------------------------------------------------------------------------------------------------------------------
3                                 ADSS Construction       15        11/25/96       12/13/96
--------------------------------------------------------------------------------------------------------------------
4                                          SPLICING       15        12/09/96       12/27/96      3SS+10d
--------------------------------------------------------------------------------------------------------------------
5                                         Optronics        5        12/13/96       12/19/96
--------------------------------------------------------------------------------------------------------------------
6                       Segment Completion Complete        1        12/30/96       12/20/96      5,4
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
8       [**]                                              62        11/15/96       02/10/97
--------------------------------------------------------------------------------------------------------------------
9                                 OPGW Construction       35        11/18/96       01/03/97      2
--------------------------------------------------------------------------------------------------------------------
10                                ADSS Construction       15        12/16/96       01/03/97      3
--------------------------------------------------------------------------------------------------------------------
11                                         SPLICING       20        12/30/96       01/24/97      4,9SS+3w
--------------------------------------------------------------------------------------------------------------------
12                               Equipment Shelters       61        11/15/96       02/07/97
--------------------------------------------------------------------------------------------------------------------
13                           Complete Specification        1        11/15/96       11/15/96
--------------------------------------------------------------------------------------------------------------------
14                                    Order Shelter       50        11/18/96       01/24/97      13
--------------------------------------------------------------------------------------------------------------------
15                    Complete Shelter Installation       10        01/27/97       02/07/97      14
--------------------------------------------------------------------------------------------------------------------
16                      Segment Completion Complete        1        02/10/97       02/10/97      11,15
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
18      [**]                                              86        11/13/96       03/12/97
--------------------------------------------------------------------------------------------------------------------
19                               Final PUC Approval        1        11/13/96       11/13/96
--------------------------------------------------------------------------------------------------------------------
20                        Complete Engineering Spec       20        11/13/96       12/10/96
--------------------------------------------------------------------------------------------------------------------
21                           Cable Vendor Selection       10        11/13/96       11/26/96
--------------------------------------------------------------------------------------------------------------------
22                           Order Cable & Hardware       30        11/27/96       01/07/97      21
--------------------------------------------------------------------------------------------------------------------
23                                    Cable Deliver       30        01/08/97       02/18/97      22
--------------------------------------------------------------------------------------------------------------------
24                   Select Construction Contractor       20        11/29/96       12/26/96
--------------------------------------------------------------------------------------------------------------------
25                   Cable Placement (Transmission)       40        01/15/97       03/11/97      24FS+10d, 23SS+1w
--------------------------------------------------------------------------------------------------------------------
26                     Cable Placement (Urban Area)       20        01/15/97       02/11/97      23SS+2w
--------------------------------------------------------------------------------------------------------------------
27                             Portland Collocation       30        11/13/96       12/24/96
--------------------------------------------------------------------------------------------------------------------
28                                         Splicing       30        01/29/97       03/11/97      25SS+2w
--------------------------------------------------------------------------------------------------------------------
29                               Project Completion        1        03/12/97       03/12/97      28
--------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT G

                        EMERGENCY MAINTENANCE PROCEDURES


A1.      Notification

         MCI shall notify FiveCom of interruption to service (signal loss, service degradation, out of specification performance or other conditions) to the fiber optic cable transmission system. FiveCom will dispatch technicians, vehicles and equipment to initiate the repair of such conditions and the restoration of service.

A2.      FiveCom Contacts

         In the event of a service interruption contact FiveCom by calling the following numbers in the sequence listed below. If the first option is not successful proceed to the second and so on.

         a.       Normal Hours
                  1-800-891-5080

         b.       After Hours
                  Digital Pager (617) 473-6590

         c.       Arthur E. Rivers
                  (617) 484-5884
                  weekends (Friday evening to Monday Morning)
                  (617) 773-4050

         d.       Michael A. Musen
                  (617) 527-0343

         e.       Victor Colantonio
                  (617) 965-7165

         This listing is subject to change.

A3.      Dispatch

         FiveCom shall respond to the notification immediately upon taking the call. For required emergency restoration Technicians and appropriate equipment will report to the location controlling signals designated by Customer. FiveCom will log in at the location and pick up needed restoration materials.

A4.      Restoration Activities

         Troubleshooting will continue until the problem is found.

         The restoration sequence will be:

         [bullet] Report of Damage
         [bullet] Estimated time to repair
         [bullet] Notification of Utilities if needed (i.e. down pole). [bullet] Verbal report of tasks to repair given to the representative of Customer and to MCI.

A5.      Repair

         a.       Channel or Equipment Problems

                  FiveCom technicians will isolate the signal problem by reviewing the following:

                  1.    visible alarms on bay or terminal equipment.
                  2.    computer generated equipment logs.
                  3. review of performance statistics for common and customer equipment.
                  4. application of DS1 & DS3 test equipment, fiber optic signal level meter and OTDR as required.

                        Testing and diagnostics will be coordinated with MCI technicians. FiveCom technicians will remain on the call until all alarm or signal problems have been corrected.

         b.       Outside Plan Repairs

                  Commencing immediately FiveCom will restore service to the link by fusion splice methods, as a first priority, or with mechanical connectors as a second choice. FiveCom will use its fusion splicer and OTDR, power meter and all other equipment required, excluding only the parts in the restoration kit.

                  The link will be brought into service, tested and protected until the cable can be placed on a permanent pole attachment or in conduit. Restoration test reports will be furnished to Customer after testing. The testing report includes end to end attenuation and photos along with a text describing the outage suitable for insurance purposes.

A6.      End of Outage

         Upon the satisfactory completion and acceptance of the testing by Customer, the service will be declared restored.

FIVECOM, INC.                               OUTAGE REPORT
CUSTOMER:                  DATE:   /  /     TIME REPORTED:
LOCATION:
STREET:                             POLE/MANHOLE:
CAUSE OF OUTAGE:

ARRIVAL AT DESIGNATED LOCATION                                         AM/PM
FIRST REPORT TO CUSTOMER                                               AM/PM
ESTIMATED TIME TO REPAIR
UTILITIES NOTIFIED:
         ELECTRIC:                          CONTACT:
         TELEPHONE:                         CONTACT:
         CATV:                              CONTACT:
         OTHER:                             CONTACT:

ANTICIPATED ACTIVITIES PRIOR TO RESTORATION:



TIME OF RESTORATION:                                                   AM/PM
REPAIRS MADE:


CUSTOMER MATERIAL USED
DESCRIPTION                                 QUANTITY

-------------------------------------------
|                    |                    |
-------------------------------------------
|                    |                    |
-------------------------------------------
|                    |                    |
-------------------------------------------
|                    |                    |
-------------------------------------------
|                    |                    |
-------------------------------------------





TESTS COMPLETED

DATE:                                       TIME:                     AM/PM

TECHNICIAN IN CHARGE:
SIGNED:

                                    EXHIBIT H

                          ROUTINE MAINTENANCE STANDARDS


RIDEOUTS

Rideouts of the fiber plan will be done on the following schedule:


Transmission Lines                          Annual end to end surveillance

Splice Locations                            Quarterly inspections

Distribution Lines                          Semi Annual inspection


Should MCI require more frequent rideouts, they will be done at MCI's cost unless technical performance data indicate cable deterioration or failure. These rideouts will be documented and will contain notes concerning general condition of right-of-way and plant. Items such as excavation activities, construction work, broken lashing wire, tree trimming, and so on will be noted and dealt with immediately. Follow up verification of corrective actions taken will be documented.


FIBER TESTS

OTDR measurements will be performed at a minimum semi-annually on all inactive fiber and compared against original installation readings to insure integrity. Tests will be performed more frequently if tests and performance data warrant additional measurements.

                                    EXHIBIT I

                            SHELTER EQUIPMENT LAYOUT



                                Diagram of Layout

                                    EXHIBIT J

                             Nondisclosure Agreement

                                    EXHIBIT H

                          Routine Maintenance Standards